Exhibit (p)4

                                 CODE OF ETHICS


This Code of Ethics of Talon Asset Management, Inc. ("TAM") is adopted by TAM on January 1, 1995, pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended, and shall apply to our management of the CT&T Talon Fund.

1.       General Principles.

         All Fund Personnel:

          (a) shall place first at all times their duty to the interests of the shareholders;

         (b) shall conduct all personal securities transactions consistent with the code of ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

         (c) shall not take inappropriate advantage of their positions.

2.       Prohibitions.

         No Access Person of the Fund:

         (a) In connection with the purchase or sale by such persons of a security held or to be acquired by the Fund:

          (i) shall employ any device, scheme or artifice to defraud the Fund;

                  (ii) make to the Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

          (iv) engage in any manipulative practice with respect to the Fund.

         (b) Shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

          (i) is being considered for purchase or sale by the Fund; or

                  (ii)     is then being purchased or sold by the Fund.

3.       Restrictions.

         (a) Express prior approval from the Chairman of TAM of any securities acquisition of Initial Public Offerings by an Access Person is required. In the case of the Chairman, prior approval is to be given by the President of TAM.

         (b) In connection with the acquisition of securities by Access Person in a Private Placement:

                  (i) express prior approval from the Chairman or President of TAM must be granted; In the case of the Chairman or President of TAM, prior approval must be granted by Chairman of CT&T Funds.

                  (ii) Access Personnel who have been authorized to acquire securities in a private placement shall be required to disclose that investment when they play a part in the Fund's subsequent consideration of an investment in the issuer.

                  (iii) in such circumstances, the Fund's decision to purchase securities of the issuer shall be subject to an independent review by the Fund's investment personnel with no personal interest in the issuer.

         (c) An Access Person shall not:

                  (i) buy or sell a security within at least 15 calendar days before and after the Fund trades in that security; exceptions only approved on a case by case basis by the Chairman of TAM. In the case of the Chairman, approval is to be given by the President of TAM.

                  (ii) profit in the purchase and sale, or sale and purchase of the same (or equivalent) securities within 60 calendar days, exceptions only approved on a case by case basis by the Chairman of TAM. In the case of the Chairman, approval is to be given by the President of TAM.

                  (iii) receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

                  (iv) serve on the board of directors of publicly traded companies, absent prior authorization based upon a determination that the board of directors service will be consistent with interests of the Fund and its shareholders. If board service is authorized, such persons will be isolated from those making investment decisions through the use of "Chinese Wall" or other procedures designed to address the potential conflicts of interest.



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4.       Exempted Transactions.

         The prohibitions of Section 2 and the restrictions of Section 3 of this code shall apply to:

         (a) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund. Includes purchases and sales effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and with respect to which such Access Person does not in fact influence or control.

         (b) Purchases which are part of the automatic dividend reinvestment plan.

         (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

5.       Procedural Matters.

         (a)      The Compliance Director of the Fund shall:

                  (i) Furnish a copy of this Code to each Access Person of the Fund annually so all Access Persons may certify that they have read and understood said Code of Ethics and recognize they are subject thereto.

                  (ii) Notify each such Access Person of his/her obligation to certify annually that he/she has complied with the requirements of this Code of Ethics.

                  (iii) Notify each Access Person of his/her obligation to file reports as provided by Section 6 of this Code.

                  (iv) Report to the Board of Trustees the facts contained in any reports filed with the Secretary pursuant to
                           Section 6 of this Code when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by the Fund.

          (v) Maintain the records required by paragraph (d) of Rule 17j-1.

6.       Reporting.

         (a) Every Access Person shall disclose to the Compliance Officer of TAM all personal securities holdings upon commencement of employment and thereafter on an annual basis. Each Access Person will be required to sign an annual statement attesting to the accuracy of the information provided.

         (b) Every Access Person shall report to the Head Trader and the Compliance Officer of TAM, prior to their execution, personal securities transactions with respect to any security in which such Access Person has, or by reason of such transaction requires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make such a report with respect to transactions being executed for any account over which such person does not have any direct or indirect influence.

         (c) Every Access Person shall report to the Compliance Officer of TAM the information described in Section 6(e) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

         (d) Every report shall be made not later than 10 days after the end of the month in which the transaction to which the report relates was effected, and shall contain the following information:

          (i) the date of the transaction, the title and number of shares, and the principal amount of each security involved;

          (ii) the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

         (e) Every Access Person shall direct their brokers to supply to the Compliance Officer of TAM:

          (i) duplicate copies of confirmations of all personal securities transaction; and

          (ii) copies of periodic statements for all securities accounts.

         (f) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (g) No report shall be required under this Code of Ethics where such report would duplicate information recorded pursuant to Rule 204-2(a)(12) or Rule 201-2(a)(13) under the Investment Advisers Act of 1940.

7.       Violations.

         All violations of the Code will be reported to the Fund's Board on a quarterly basis. Upon being apprised of facts which indicate that a violation of this Code may have occurred, the Board of Trustees of the Fund shall determine whether, in their judgement, the conduct being considered did in fact violate the provisions of this Code. If the Board of Trustees determines that a violation of the Code has occurred, the Board may impose such sanctions as it deems appropriate in the circumstances (including, without limitation, the disgorgement of any profit). If the person whose conduct is being considered by the Board is a trustee of the Fund, he/she shall not be eligible to participate in the judgement of the Board as to whether a violation exists or whether, or to what extent, sanctions will be imposed.

8.       Definitions.

         (1) "Access Person" means each officer and trustee of the Fund and its investment adviser and any employee of these organizations, who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security of the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any person in a control relationship to the Fund or its investment adviser who obtains information with respect to the Fund with regard to the purchase or sale of a security. For purposes hereof, "control" shall have the same meaning as set forth in Section (a)(9) of the Investment Company Act of 1940.

         (2) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 except (i) it does not include securities issued by the Government of the United States or by federal agencies and which are direct obligations of the Unites States, bankers' acceptances, certificates of deposit, commercial paper (and such other money market instruments as may be designated from time to time by the Fund's Board of Trustees), shares of registered open-end investment companies, common trust funds and commingled trust funds and (ii) it does include commodity contracts such as forward foreign currency and futures contracts.

         (3) A "security held or to be acquired" means a security which, within the most recent 15 days (i) is or has been held by the Fund; or (ii) is being or has been considered by the Fund or its investment adviser for purchase by the Fund, and includes the writing of an option to purchase or sell a security.

         (4) "Beneficial Ownership" shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Generally, an employee is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse and the names of his or her minor children who reside with him or her. A person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, corporation, trust or another entity) if, by reason of contract, understanding or relationship he or she obtains or may obtain therefrom benefits substantially equivalent to those of ownership.

         (5)      The Code of Ethics applies to all of Talon Asset  Management's
                  investment  activities  including  mutual  funds,   investment
                  advisory accounts, and all other fiduciary accounts.



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                                EMPLOYEE ACCOUNTS

                              AND TRADING ACTIVITY


Employees are not authorized to trade, in their account or a related account, equity or convertible securities which are the subject of actions either in progress or anticipated for client portfolios. To assure compliance with this requirement, prior trading approval is required from the Chairman or President of Talon Asset Management.

The purpose of our policy on limiting the trading activity in employee accounts is to assure that such activity will not conflict with actions taken or anticipated in client portfolios. Furthermore, our policy is intended to prevent situations which can give the appearance of a conflict. Client transactions must have clear priority over personal transactions. Our obligation is to assure that any employee transactions cannot operate adversely to a client's interest.

A list of current equity and convertible positions is available for your review. This list does not encompass anticipated new positions. For this reason, the senior officers must provide prior approval. Approval for an employee transaction will not be granted until we can assure that activity on all clients' behalf is completed.

Employee and related accounts must be identified to the Treasurer, responsible for monitoring compliance. The Treasurer should receive duplicate confirmation for employee and related accounts. Related accounts include accounts of blood relatives and relatives through marriage over which the employee can exert influence. Equity or convertible securities include all derivative securities and option contracts on the issue in question.

Purchases and sales which fail to comply with this policy may result in the employee's dismissal.


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